Exhibit 99.1 Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ PARTICIPANTS Corporate Participants Randy Guiler – Vice President-Investor Relations, Dollar Tree, Inc. Gary M. Philbin – President, Chief Executive Officer & Director, Dollar Tree, Inc. Kevin S. Wampler – Chief Financial Officer, Dollar Tree, Inc. Other Participants John Heinbockel – Analyst, Guggenheim Securities LLC Karen Short – Analyst, Barclays Capital, Inc. Scot Ciccarelli – Analyst, RBC Capital Markets LLC Charles Grom – Analyst, Gordon Haskett Research Advisors Paul Trussell – Analyst, Deutsche Bank Kelly Ann Bania – Analyst, BMO Capital Markets (United States) MANAGEMENT DISCUSSION SECTION Operator: Good day, and welcome to the Dollar Tree, Incorporated Fourth Quarter Earnings Conference Call. Today’s conference is being recorded. At this time, I would like to turn the conference over to Mr. Randy Guiler, Vice President, Investor Relations. Please go ahead, sir. Randy Guiler, Vice President-Investor Relations, Dollar Tree, Inc. Thank you, Britney. Good morning and welcome to our conference call to discuss Dollar Tree’s performance for the fourth fiscal quarter and the fiscal year 2018. Participating on today’s call will be our President and CEO, Gary Philbin; and our CFO, Kevin Wampler. Before we begin, I would like to remind everyone that various remarks that we will make about future expectations, plans and prospects for the company constitute forward-looking statements for the purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors included in our most recent press release, most recent 8-K, 10-Q and annual report, which are on file with the SEC. We have no obligation to update our forward-looking statements and you should not expect us to do so. As a reminder, the fourth quarter of fiscal 2017 was comprised of 14 weeks as part of our 53-week fiscal year. The extra week in 2017 contributed $406.6 million to sales and $0.21 to diluted EPS. In the fourth quarter of 2018, the company incurred several discrete charges, including a $2.73 billion noncash charge for goodwill impairment, a $40 million inventory markdown reserve related to the Family Dollar segment, a $13 million noncash impairment of certain store assets and a $1.5 million acceleration and noncash deferred financing charges associated with debt prepayment. The fourth quarter of fiscal 2017 included the following discrete items: a $35 million recovery related to the Dollar Express settlement, a $12.6 million charge for an increase in the workers’ comp reserve and a $9.8 million acceleration of noncash deferred financing cost. These items are detailed in the reconciliation of non-GAAP financial measures in today’s earnings release. Unless www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 1 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ otherwise noted, our margin, net income and earnings comparisons presented today exclude the impact of these discrete items for the fourth quarter and fiscal year. At the end of the prepared remarks, we will open the call to your questions. Please limit questions to one and one follow-up, if necessary. Now I will turn the call over to Gary Philbin, Dollar Tree’s President and Chief Executive Officer. Gary M. Philbin, President, Chief Executive Officer & Director, Dollar Tree, Inc. Thank you, Randy, and good morning, everyone. Sales for the fourth quarter were strong for both banners. Our results demonstrate the increasing strength of the Dollar Tree brand and accelerated progress on the Family Dollar turnaround, as Family Dollar delivered its strongest quarterly same- store sales growth of the year. Our merchants at both banners have delivered a 2019 plan that we believe overcomes the effect of most tariffs at the 25% level and provides opportunity in the back half of the year if tariffs are not increased. In Q3, we had announced plans to renovate at least 1,000 Family Dollar stores in 2019. These renovated stores will include new price impact sections, including $1.00 Dollar Tree merchandise assortments. Approximately 200 Family Dollar stores will be re-bannered to Dollar Tree. We accelerated our Family Dollar closings in Q4, closing 84 stores, as we are aggressively optimizing our store fleet to gain traction towards our inflection points. We plan to close as many as 390 Family Dollar stores this year. Excluding the discrete charges, the combined company performed well for the quarter. Our results for the fourth quarter included sales that were $6.21 billion, at the top end of our guidance range. Excluding the 14th week from the prior year’s quarter, sales increased 4.2%. Consolidated same-store sales increased 2.4%, up from the 1% in Q3. And by segment, the Dollar Tree segment delivered a positive 3.2% comp and Family Dollar same-store sales increased 1.4%. This was the strongest quarterly comp in 2018 for Family Dollar, and on a two-year stacked basis represented an acceleration of 130 basis points from Q3. On a GAAP basis, diluted loss per share was $9.66. On an adjusted basis, excluding the discrete items Randy outlined for Q4, diluted EPS was $1.93, within the high end of our guidance range. This was an increase over the prior year’s adjusted $1.89 per share in the 14-week period. Excluding the $0.21 per share from the extra week in last year’s Q4, the adjusted EPS increase was 14.9%. I consider the Dollar Tree brand to be the most unique, differentiated and defensible business model in the U.S. value retail sector, evidenced by achieving our 44th consecutive quarter, that’s every quarter since 2007 of positive comps, without moving our price point. Customers continue to choose Dollar Tree for the values they are able to get for only $1.00 for every item, leading our sector in operating margin at 12.8% for fiscal 2018 and delivering extremely consistent gross margin performance. Through all types of environments and cost scenarios, 9 out of the past 10 years including 2018, Dollar Tree’s annual gross margin has been in our sweet spot, between 35% and 36%. Values, assortments, categories, product introductions, product specs, have all improved, but most importantly, our customers’ loyalty to the Dollar Tree brand continues to grow. Our merchandising team, which recently returned from another successful overseas buying trip, is second to none in sourcing high quality, great value products while managing and protecting product margins. You’ve heard us say it before. We are in control of our margins even with a fixed price point. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 2 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ Since the Family Dollar acquisition, we have taken the necessary actions to stabilize the business, capture synergies in both brands, rebuild the leadership team, introduce and develop the shared services infrastructure, integrate systems, create smart ways for our customers to save, improve on store standards, invest in labor and price, and importantly, to repay more than $4 billion worth of debt, earning our investment grade rating. We are now at the stage to be able to invest in and reposition the Family Dollar brand for future success through an acceleration of renovations, re- banners and store closings. As demonstrated by our improved sales performance, our strategy to optimize the Family Dollar real estate portfolio is delivering results. We are seeing meaningful improvement in operational performance across the footprint of renovated Family Dollar stores and those that we have re- bannered to Dollar Tree. Our fourth quarter comp performance of positive 1.4% was the strongest of the year. We are excited with the results of our renovation program both with traffic and the diversity of locations. And [ph] as an add to (08:06) the end of Q3, we are accelerating this initiative in 2019. As new and renovated stores become a more significant part of the store base, we expect these stores to contribute more to our top line comps and store sales productivity. Our renovations over the past two quarters continue to outperform earlier versions and we are delivering average comp lifts exceeding 10%. We accelerated store closings of underperforming Family Dollar stores with 84 in the fourth quarter. For fiscal 2018, we renovated 522 Family Dollar stores, re-bannered 52 stores to the Dollar Tree brand, and closed 122 underperforming Family Dollar stores. Given the results we’re seeing from our store optimization initiative, we are confident it will allow us to drive substantial improvement in the quality and performance of the Family Dollar portfolio and create long-term value. In fiscal 2019, at Family Dollar, we plan to complete at least 1,000 store renovations and 200 re- banners. We are further accelerating store closings and expect to close as many as 390 underperforming stores that because of age, layout, location, unfavorable lease terms or other factors, are not expected to provide an adequate return on investment for the cost of renovation. The final number of actual stores closures will be affected by ongoing lease negotiations. Sales highlights for the fourth quarter. Dollar Tree saw balanced increases in both traffic and ticket. At Family Dollar, ticket was up and traffic was down for the quarter. Importantly, Family Dollar’s traffic comp improved 120 basis points from Q3. Geographically, all regions for both banners comped positively. Our cadence of comps through the quarter, November represented the softest comp month across both segments. December was the best comp monthly for Dollar Tree, as the merchandising team delivered on seasonal assortment and impact, while January was the strongest month at Family Dollar, benefiting from a strong start to the month and early release of SNAP benefits. Dollar Tree continues to deliver solid relatively balanced positive comps in both consumable and discretionary sides of the business. The consumables business drove traffic and sales at Family Dollar, with comps exceeding 2.5%. Discretionary sales comped negatively at Family Dollar but improved more than 100 basis points from Q3. At Dollar Tree Canada, the team delivered mid single-digit positive comps for the quarter and for the year, with increases in both traffic and ticket. Traffic was a bit stronger in Q4 than it was in Q3. Consumables comp outperformed discretionary. Top performing categories included food, floral, beverages, and Christmas seasonal, and the Canada team achieved its operating income plan for both the quarter and the year. For Dollar Tree Direct, our loyalty club membership now surpasses 1 www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 3 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ million members. We produced a mailed 700,000 holiday catalogs to our existing and prospective customers. Dollar Tree Direct is much more than a selling website [ph] for it. (11:37) It’s communicating with and enhancing the relationship with our most loyal customers. And we continue to have momentum in our Family Dollar app and Smart Coupon program, as more than 8.8 million customers have now opted into the program. Smart Coupons continue to provide our shoppers with the value that builds loyalty and provides us with greater customer insight [ph] allowing to merchandise even (11:57) effectively. For real estate in the fourth quarter, we opened a total of 143 new stores, 83 Dollar Trees, 60 Family Dollar. We’ve relocated or expanded 14 stores, 10 Dollar Tree, 4 Family Dollar. We renovated 34 Family Dollar Stores as part of the renovation initiative, and we’ve re-bannered 5 former Family Dollar Stores to Dollar Tree for a total of 196 projects during the quarter. We completed 522 Family Dollar renovations in fiscal 2018. We’ve also added freezers and coolers into 95 Dollar Tree stores during the fourth quarter, bringing our total Dollar Tree Stores with freezers and coolers to 5,664. And during the quarter we closed 94 stores, 10 Dollar Trees and the 84 Family Dollar Stores. We ended the year with 15,237 stores, 7,001 being Dollar Tree, 8,236 Family Dollar. Before I turn the call over to Kevin, I’d like to provide you an update on tariffs. As I mentioned on our call last quarter, our merchandising teams for both banners have done an extraordinary job in tariff mitigation. While the increase in Section 301 tariffs from 10% to 25% as of March 1 has been postponed, we will continue to monitor the situation. The outlook Kevin will share is based on tariffs going to 25%, as was the expectation when we built our annual business plan and bought product for the back half of the year. If tariffs do not increase, we could see margin opportunity primarily in the back half. We will provide updates as this situation evolves. Now I’ll turn the call over to Kevin to provide more detail on our Q4 and our initial outlook for 2019. Kevin? Kevin S. Wampler, Chief Financial Officer, Dollar Tree, Inc. Thank you, Gary, and good morning. Total sales for the fourth quarter were $6.21 billion, comprised of $3.31 billion at Dollar Tree and $2.90 billion at Family Dollar. Excluding the $406.6 million in sales from the 14th week in the prior year’s quarter, sales increased 4.2%. Enterprise same-store sales increased 2.4% on a constant-currency basis, or 2.3% when adjusted for the impact of Canadian currency fluctuations. On a segment basis, same-store sales for the Dollar Tree segment increased 3.2%, or 3.1% when adjusted for Canadian currency, and the Family Dollar’s comp increased 1.4%. Overall gross profit for the quarter was $1.91 billion compared to $2.1 billion in the prior year’s 14- week quarter. As a percent of sales, gross margin decreased to 30.8% compared to 33% in the prior year. Gross profit margins for the Dollar Tree segment was 37.1% for the fourth quarter, a 90 basis point decline compare with the prior year’s fourth quarter. The decline as a percentage of sales was primarily due to 45 basis points of higher occupancy costs, deleveraging from cycling the extra week in the prior year’s quarter; 35 basis points of merchandise costs, including freight, as higher freight costs were partially offset by improved mark-on and a positive effect of product mix from strong seasonal merchandise sales and 10 basis points of increased shrink. Gross profit margin for the Family Dollar segment was 23.6% during the fourth quarter compared with 27.6% in the comparable prior year period. The year-over-year decline was primarily due to markdowns which increased approximately 210 basis points. This increase included a 140 basis www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 4 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ point or $40 million reserve for SKU rationalization as well as increased promotional seasonal markdowns and lower markdown allowances during the quarter. Merchandise costs including freight increased approximately 85 basis points driven primarily by an increase in freight expense, offset by slightly higher initial mark-on. Occupancy costs increased approximately 45 basis points primarily due to the deleveraging effective of the additional sales from the 53rd week in fiscal 2017. Shrink increased approximately 35 basis points due to unfavorable inventory results in the current quarter and from changes in the accrual rate, and distribution costs increased 25 basis points. Consolidated selling and general administrative expenses as a percentage of net sales in the quarter, increased 50 basis points to 21.5% from 21% in the same quarter last year. Prior year included a $35 million repayment of the Dollar Express receivable written off earlier in 2017. Excluding the repayment, SG&A as a percentage of sales was 21.5% in the prior year’s quarter. Fourth quarter SG&A expense for the Dollar Tree segment as a percentage of sales improved to 20.7% compared to 21.1% in the prior year’s quarter. The improvement was primarily due to lower incentive compensation and workers’ compensation costs, partially offset by a 20 basis point increase in store hourly payroll expenses resulting from the planned tax reinvestment. Excluding discrete charges, SG&A expense for the Family Dollar segment as a percentage of sales was 22% compared to 20.8% in the prior year’s quarter. Excluding the $35 million Express settlement in the prior quarter, SG&A as a percentage of sales was 22%. Payroll expenses increased approximately 28 basis points, primarily as a result of an increase in store hourly and field management payroll in connection with the planned reinvestment of income tax savings, partially offset by lower incentive compensation, another performance-based compensation. Depreciation and amortization improved 20 basis points when excluding the $10.8 million store level impairment charges, partially offset by the deleveraging effect of the additional sales from the 53rd week in fiscal 2017. On a consolidated basis, adjusted operating income was $632.6 million compared with $743.2 million in the same period last year which included one extra week. And operating income margin was 10.2% compared to 11.7% in last year’s fourth quarter. Operating income margin for the Dollar Tree segment declined 50 basis points to 16.4% when compared to the prior year’s 14-week fourth quarter. Adjusted operating income margin for the Family Dollar segment was 3% for the quarter. Nonoperating expense for the quarter totaled $46.7 million which was comprised primarily of net interest expense. Our effective tax rate for the quarter was 5.1% compared to a benefit of 50.4% in the prior year period. The rate in 2018 is a result of the goodwill impairment charge not being tax- deductible. The prior year benefit was a result of the Tax Cuts & Jobs Act, which totaled a benefit of approximately $583.7 million. For the fourth quarter, net loss including discrete charges, was $2.31 billion and GAAP diluted loss per share was $9.66, compared to diluted earnings per share of $4.37 in the prior year’s quarter. On adjusted basis, diluted earnings increased 2.1% to $1.93 compared to an adjusted $1.89 in the prior year’s 14-week quarter. Excluding the $0.21 per share benefit from the extra week in 2017, adjusted earnings per share increased 14.9%. Combined cash and cash equivalents at fiscal year end totaled $422.1 million compared to $1.1 billion at the end of fiscal 2017. On January 18, 2019, the company prepaid its $782 million term loan facility. As part of the prepayment, the company accelerated $1.5 million of deferred financing costs, which were included in interest expense in the fourth quarter. Our outstanding debt as of February 2, 2019, was $4.3 billion, a decrease of $1.4 billion from the prior year end. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 5 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ Inventory for the Dollar Tree segment at quarter end increased 11.4% from the same time last year while selling square footage increased 5.3%. Inventory per selling square foot increased 5.8%. The increase reflects the acceleration of receipts of certain import goods to minimize the impact of increased tariffs. We believe that current inventory levels are appropriate to support the scheduled new store openings and our sales initiatives for the first quarter. Inventory for the Family Dollar segment at quarter end increased 11.7% from the same period last year and increased 10.8% on a selling square foot basis. Capital expenditures were $194.4 million in the fourth quarter versus $182.8 million in the fourth quarter of last year. For fiscal 2019, we’re planning for consolidated capital expenditures to be approximately $1 billion. Capital expenditures will be focused on 550 new stores, 350 which will be Dollar Tree, 200 Family Dollar, along with at least 1,000 Family Dollar renovations and 200 re-banners, the addition of frozen and refrigerated capability to a total of 500 new and existing Dollar Tree stores, the expansion of frozen or refrigerated capabilities to 400 Family Dollar stores, and the addition of adult beverage to 1,000 stores; IT system enhancements and projects, installation of LED lighting in approximately 3,000 stores, and the completion of construction of a new Dollar Tree banner distribution center in Morrow County, Ohio, as well as the start of construction of a new DC 16 and additional automation projects. Both new DCs will have co-banner capabilities. Depreciation and amortization totaled $166.7 million for the fourth quarter. Depreciation and amortization expense was $156.6 million in the fourth quarter last year. For fiscal 2019, we expect consolidated depreciation and amortization to range from $635 million to $645 million. Our initial outlook for fiscal 2019 includes the following assumptions. Our guidance is based on the expectation that Section 301 tariffs would move to 25% in March of 2019. If these tariffs do not move to 25%, we expect to see margin benefit in the second half of fiscal 2019. Calendar considerations for the year include the following. Easter will be three weeks later in 2019 which should benefit Q1 sales, and there will be six fewer selling days between Thanksgiving and Christmas which will negatively impact Q4 sales. Our guidance does include expenses in connection with the effects of our store optimization program. It does not include charges for lease obligation expense for any closed stores which would be negotiated in fiscal 2019. We expect to incur $37 million related to consolidating our store support centers. And we expect continued pressure on store payroll based on competitive markets and states increasing minimum wages. We expect year-over-year freight cost as a percentage of sales to increase in the first half of the year and then flatten out in the second half. Diesel is currently expected to be a benefit for the year. Net interest expense will be approximately $41.5 million in Q1 and approximately $153 million for fiscal 2019. We cannot predict future currency fluctuations so we will not adjust our guidance for changes in currency rates. Our guidance assumes a tax rate of 22.9% for the first quarter and 22.6% for fiscal 2019. Weighted average diluted share counts are assumed to be 239.1 million shares for Q1 and 239.4 million shares for the full year. For the first quarter, we are forecasting total sales to range from $5.74 billion to $5.85 billion, and diluted earnings per share to range of $1.05 to $1.15. These estimates are based on a low single- digit same-store sales increase. For fiscal 2019, we are forecasting total sales to range from $23.45 billion to $23.87 billion based on a low single digit same-store sales increase of approximately 1% selling square foot growth. Company anticipates GAAP net income per diluted share for the full fiscal year 2019 will range between $4.85 and $5.25, which includes costs of $95 million or $0.31 per share. These earnings www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 6 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ per share in fiscal 2019 are also burdened by approximately $0.18 due to the expected tax rate being 22.6% as compared to 19.9%, excluding the goodwill impairment charge in fiscal 2018. The $95 million in discrete costs are related to the following initiatives: $37 million of store support center consolidation cost, $30 million of incremental initiative cost based on project count and velocity, and $28 million of store closure cost which, as noted, does not include any lease obligation expense we would negotiate. These discrete costs are expected to be incurred disproportionately, as approximately 75% will be incurred in the first half and 25% in the second half of fiscal 2019, as the company targets completing the majority of initiative projects by the end of August 2019. Due to the costs associated with these initiatives, year-over-year operating income is expected to be lower in the first half of fiscal 2019 but is expected to show material improvement in the second half as these initiatives gain traction. Additionally, we believe that these initiatives will drive business and provide the platform for an accelerated improvement in earnings in fiscal 2020, and the company’s earnings per share expected to grow 14% to 18% over reported fiscal 2019 earnings per share. I’ll now turn the call back over to Gary. Gary M. Philbin, President, Chief Executive Officer & Director, Dollar Tree, Inc. Thanks, Kevin. Before I turn to Q&A, I’d like to highlight the continued progress we’re making at Family Dollar. On the Q3 call, we shared an update on the integration process, our success in building a common foundation across the Dollar Tree and Family Dollar banners and our development of the renovation model that is generating the returns we are looking for. We have since received very positive feedback from many investors, and we are confident we are on track to reach an inflection point as we continue to optimize the store fleet of Family Dollar throughout 2019. In addition to synergies, it’s important recognize the profound impact the Dollar Tree and Family Dollar brands have had on each other and the meaningful value this creates for our shareholders now and into the future. But the benefits of the merger have not just been for the Family Dollar brand, Dollar Tree has benefited, too. The stores we have re-bannered from Family Dollar are performing well and have improved Dollar Tree’s overall profitability, a trend that should continue as we re-banner more stores. The Dollar Tree banner has also benefited from indirect procurement. We estimate we’ve save more than $55 million. We’ve also used our scale of more than 15,000 combined stores to drive merchandise cost savings exceeding $70 million. Family Dollar, we’ve driven more than $145 million in estimated savings for indirect procurement and more than $100 million in cost of sales. In particular as a result of our scale, we have decreased Family Dollar’s initial merchandise cost by approximately 153 basis points since 2015. The lower merchandise costs have allowed us to partially offset higher distribution costs, shrink and higher freight and fuel cost. Overall, at Family Dollar, we’ve taken the savings and reinvested in the business to drive traffic and loyalty by lowering prices at stores and increasing staffing to improve shopper experience. Our portfolio optimization strategy is generating performance improvements across Family Dollar, and we are accelerating the program in fiscal 2019 and beyond. We have identified high-performing stores and stores that will benefit from renovation, and underperforming stores, some that can be better as a Dollar Tree and others that because of age, layout, location, unfavorable lease terms or other factors may not benefit from either. These are what we have grouped to potentially close. As I noted earlier, we have developed and tested a new model for renovated Family Dollar stores which we are calling H2. I spoke about this on our previous call, but I want to give you a little more www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 7 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ color on why it’s performing so well. Our H2 model has better shopping adjacencies, more productive end caps, a greater number of freezers and coolers, which allows to offer more consumables, and better serve the midweek shopping fill-in needs of our customers. Its performance has also been enhanced by the introduction of Dollar Tree $1.00 merchandise throughout the store. This last touch has been very successful in driving traffic to these stores, many of which are in rural locations where a Dollar Tree would not be as successful. Our H2 stores are generating increased traffic and strong comp store sales growth in excess of 10% over control stores, with actual comp store sales in excess of 13%. This new design has shown strong performance in a variety of locations, but especially in locations where we have been the most challenged. As we said in November, we plan to renovate more than 1,000 of these stores in 2019 with an accelerated schedule in future years. We also plan to re-banner approximately 200 Family Dollar stores to Dollar Tree stores this year, opening 350 new Dollar Trees into our 200 new Family Dollars. We will be accelerating our store closings in the fourth quarter of 2018 with the 84 stores that we mentioned. In 2019, we will close as many as 390, subject to ongoing lease negotiations. This higher level of store closures in Q4 and anticipated store changes in 2019 result in $40 million in incremental markdowns during the quarter. However, in conjunction with our new store openings, our renovations and conversions to Dollar Tree, we are confident that these actions will result in an improved portfolio of Family Dollar stores that will set the stage for stronger long-term performance. In addition to optimizing the Family Dollar portfolio, we plan to add adult beverage in approximately 1,000 stores, expand freezers and coolers in 400 stores, and continue to improve the Family Dollar merchandising strategy. Some of these improvements will not be implemented until the middle or end of 2019, but we believe will demonstrate the potential of Family Dollar by the end of 2019. We are keenly focused on any proposal to enhance future value creation for our shareholders. As our long-term investors know, we have never been shy of testing different options at Dollar Tree. We have explored introducing multiple price points in the past, ranging from our [ph] Oops (31:07) test to our larger experiment we ran with Dollar Tree Deals. And as you can see, with our H2 renovations at Family Dollar, we’ve effectively tested the opposite, introducing a broader range of Dollar’s price point items to the multi-price point format. The fact is, the model works very well. Dollar Tree, one of the most unique, differentiated, defensible models in value retail, has an extremely loyal customer base. Our previous testing of this concept has demonstrated that Everything is $1.00 is an incredible, powerful part of our value proposition and lets us drive industry-leading margins, delivering 44 consecutive quarters of positive same-store sales. To be clear, our efforts over the long term have been to protect and grow the brand, deliver the Wow factor for our customers and increase value to our shareholders, part of what is regularly taking a look at that idea and introducing multiple price points at Dollar Tree. We are open to testing again and the fact is, with where we are in the integration of Family Dollar, our co-banner DCs supports the capability to do so. And so we are thoughtfully and carefully planning a test in specific locations serviced by our co-banner DCs. Our initial efforts will be to test a unique assortment within these Dollar Tree stores, understand our customer research and develop a scalable model. As always, our brand is our most valuable asset around any test we do. All I can say for now is more to come on this. We are also benefiting from the initiative we took to upgrade our Family Dollar private brand program in Q2 of 2018. We completed a rollout program of moving away from Family Gourmet and Family Dollar brands to introduce products under a range of private brands including Catawba Candy, Chestnut Hill, Driver’s Choice, Tool Bench, Nature’s Measure and many others. As a result www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 8 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ of these improvement to our private brand program, the growth in these categories has been strong, driving both top line sales, improved margins and customer loyalty. Want to give you a brief update on our integration of support functions. With the primary exception of merchandise, store operations and loss prevention, all other functions and departments have been fully integrated. This includes, with some minor exceptions outlined in the press release, real estate, supply chain, strategic planning, global sourcing, all IT functions, strategy and operations support, finance, human resource, inventory management and legal departments. To date, this has resulted in savings of over $50 million. We are continuing to make great progress on the consolidation of bringing all these teams together under one roof with a new support center in Chesapeake, Virginia, this last piece of the integration which will improve our ability to support both banners through enhanced collaboration, communication and teamwork. We expect that to be completed by July and will generate an additional $15 million in savings once complete. Regarding our capital allocation plans, as you know, we maintain a responsible approach to capital allocation to position the company for future success. Since the acquisition, we have well outperformed our synergy targets and have made significant debt paydown, including $782 million term loan facility in Q4, for a total of approximately $4.3 billion since completing the acquisition, and earned investment grade ratings from both S&P Global and Moody’s. Moving forward, we believe we will generate sufficient free cash flow to cover our investment needs. The company has an existing $1 billion board authorization to repurchase shares and will continue to evaluate share repurchase in 2019. And we will continue to assess capital allocation with share buyback opportunity ahead of us. This quarter’s results, along with the broader work to improve performance at Family Dollar give us confidence that our strategy of thoughtful planning and careful execution will drive value for shareholders over the long term. We do this with the support of our highly engaged and recently refreshed board, now five new independent directors in the last 2.5 years. We will continue executing on our plan so that all Dollar Tree shareholders realize the substantial value that is being generated by our prudent investments in the future of our company. All of this progress would not be possible without the hard work and dedication of each and every one of our associates. While we have continued the integration and refinement of our Family Dollar banner, our supply chain teams have worked hard to overcome a year of unusual external costs and service issues. Our merchants have continued to find incredible values and our 15,000-plus store teams have focused on our customers, delivering a great Q4 sales result. Our success would not be possible without them, and we thank them for their commitment and support to our common vision to be the winner in value retail. Operator, we’re now ready to take questions. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 9 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ QUESTION AND ANSWER SECTION Operator: Thank you. [Operator Instructions] Please also remember each party is only allowed one question and one follow-up. Our first question comes from John Heinbockel with Guggenheim Securities. <Q – John Heinbockel – Guggenheim Securities LLC>: So, Gary, obviously, 2019, we just started here, but when you think about your 2020 outlook, that does not include buyback, correct, and it is based off of the $4.85 to $5.25 guidance as we sit today, is that correct? <A – Gary Philbin – Dollar Tree, Inc.>: That’s right, John. With the emphasis being around -we talked about this being a first half, second half of 2019 and really, because of the investment of what we have to do on the re-banners, close the stores in the first half, get the H2 renovations going, we want to give a little color on our confidence in the plan. The trajectory you’ll see in the back half, and to complete the painting of that picture, we want to give some sense of what we expect on guidance as we look as far out to 2020. And exactly to your point, includes that coming off of our guidance that we gave this morning, the $4.85 to $5.25. <Q – John Heinbockel – Guggenheim Securities LLC>: And then as a follow-up to that, do you look at 2020 and maybe even beyond, significant recovery at Family Dollar, or are we sort of implying high single-digit maybe a little better EBIT growth at Dollar Tree? <A – Gary Philbin – Dollar Tree, Inc.>: Well, Dollar Tree, of course, performing at a high level, so we continue to see the Dollar Tree leverage being – it’s always about our top line, our margins. We’ve, even in this year, you take the backdrop of both tariffs and freight, we’ve been able to manage through this year, I think, at a level that I’m proud of our team. It delivers to the bottom line as we drive more footsteps into our stores. So Dollar Tree is always about driving more footsteps in to drive the top line comp, and that delivers the four-wall EBIT that drives down to the enterprise. But Family Dollar’s recovery is exactly what we’ve described, the first half and second half trajectory, with the second half picking up steam. And as I would call out that we will continue to plan on doing additional H2 renovations into 2020 and beyond to get to the inflection point that we see, which is changing this fleet of stores, one store at a time. So it’s a combination of Dollar Tree firing on all cylinders, like we have been. And we’re going to change the trajectory of Family Dollar stores with the renovation program and the other initiatives that we called on to that speak to some of the assortment in adult beverage and other categories. <Q – John Heinbockel – Guggenheim Securities LLC>: Okay. Thank you. Operator: Our next question comes from Karen Short with Barclays. <Q – Karen Short – Barclays Capital, Inc.>: Hi. Thanks. I just want to ask a little bit about Family Dollar H2. I mean, obviously, you are very committed to fixing the business. So what obviously matters to everyone on this call is what the EBITDA margins profile could look like going forward. So can you maybe talk a little bit about what you’re seeing in terms of H2 EBITDA margin profile as a start? Thanks. <A – Kevin Wampler – Dollar Tree, Inc.>: Karen, this is Kevin. As we look at it, obviously, the points we’ve given you today are really about the top line growth and, as you heard Gary talk about the fact that we’re seeing lifts in these stores of over, on average, 10%. And then, obviously, then, it relates back to what does that drive. And it’s going to drive a better operating income. It’s going to drive a better EBITDA margin at the end of the day. We haven’t really given any metrics around that. Everything we’ve built in, again, is built into our guidance. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 10 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ And again, you’ve got to remember, at this point in time, it’s about investment, especially in the first half as we talked about the fact that the costs are front-end loaded, with 75% being incurred within the first two quarters. And in particular, Q2 will be affected more than Q1 just based upon the number of projects and the pace of things, especially around if we look at other things beyond that. If we look at store support center consolidation as well as store closures, a lot of those things will be happening – be effected in the second quarter. As we go forward, though, obviously, there is an expectation from an EBITDA margin to grow in the Family Dollar business and, again, get back to something of a more historical nature. And I don’t think we’ve changed, in that manner, our thought process really from day one. It’s just the new model, the new renovations and driving that forward along with the other initiatives we’ve got going on. <Q – Karen Short – Barclays Capital, Inc.>: Okay. And that’s helpful. And then just on the tariff. So obviously, your guidance assumes or reflects 25% implemented in March. So any way you could help give some color on what the actual impact is to earnings from that. And then I guess the second part of that is the 10% may be removed as well, so any way to think about how your numbers or guidance might change if 25% doesn’t happen and 10% also gets removed? <A – Gary Philbin – Dollar Tree, Inc.>: Well, Karen, it’s – good point. We are trying to follow the same progress everyone else is, but we built the plan assuming 25% was going to be in for the full year, and that’s in our guidance. If 25% comes down, obviously, it says we’re going to have some savings in the back half where we bought our product, as we went over in January of this year. I guess the way I think about it, is there upside? Yes. As always, we’re going to manage in real time because it’s all about footsteps at both banners, what do we need to invest in the right product at Dollar Tree, what’s the right retails potentially at Family Dollar. We went into this knowing that this year was a potential of $100 million at Dollar Tree as a potential tariff impact and $40 million at Family Dollar. We’ve mitigated most of that. And I’d say most because when the 25% was announced, lots of items were already on the water, so some of that impact is in the first half versus what we are able to negotiate in the back half. That will all fall to the bottom line, but it gives us an opportunity to invest in the business as we see tariffs change from 25% to 10% or 10% to 0. <Q – Karen Short – Barclays Capital, Inc.>: Okay. Great. Thank you. Operator: Please remember, one question, one follow-up question. Our next question comes from Scot Ciccarelli with RBC Capital Markets. <Q – Scot Ciccarelli – RBC Capital Markets LLC>: Hey, guys. So, Kevin, you just talked about no real change in how you’re thinking about Family Dollar’s future profitability. But you guys also just took a $2.7 billion goodwill write-down. So I guess I’m just trying to reconcile those two. And have there been any changes regarding the future profitability potential at Family Dollar? <A – Kevin Wampler – Dollar Tree, Inc.>: Well, understand, Scot, that the goodwill impairment is a function of an accounting process at the end of the day and it’s at a point in time. And so as we’ve looked at our strategic and operational plans going forward and really built this plan around all the initiatives that we’ve spoken about this morning, those things will have the effect of improving the business. But at this point in time, as you look at it and you kind of create the new baseline, which was really 2018’s financial results, you do a calculation based at that point in time or as needed. So I don’t think that – from my perspective, that doesn’t change our view of the future and the value that can be created with the Family Dollar segment. So that hasn’t changed. And I guess really, that’s really my comment is what I’ve said from our view of the long-term position. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 11 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ <Q – Scot Ciccarelli – RBC Capital Markets LLC>: Got it. I understand. And hopefully, just a housekeeping item, is there any assumption built into your earnings guidance for the multi-price point test at Dollar Tree? Thanks. <A – Gary Philbin – Dollar Tree, Inc.>: Hey, Scot, Gary. Now, listen, we wanted to give a sense of how we think about our testing. And as a management team, you’ve heard us in the past talk about some of them; others never made the light of day but listen, this is something that we are going to be very smart about. We have some insights from our past tests that we’ve done, but there’s nothing in guidance. And listen, we’ll report on it as we see it’s something that we need to report on. <Q – Scot Ciccarelli – RBC Capital Markets LLC>: Roger that. Thanks, guys. Operator: Please only ask a follow-up question if it is necessary. Our next question comes from Chuck Grom with Gordon Haskett. <Q – Chuck Grom – Gordon Haskett Research Advisors>: Hey, guys. I was wondering if guys can just discuss the improvement at the Family Dollar segment here in the fourth quarter and I guess your confidence in the sustainability of that. And the reason I ask is over the past couple of years, you’ve had some good quarters at Family Dollar, some softer quarters, just curious your confidence in the improvement. And then as a follow-up to that, Gary, just on the decision to test the multi-price points, how extensive is that going to be? Is it number of SKUs you’re going to be testing? Is it going to be measured by the number stores? And then just ultimately, just why now? Why the decision to do it? Thanks very much. <A – Gary Philbin – Dollar Tree, Inc.>: Sure. Well, listen, we had a good Q4, both banners, Dollar Tree and Family Dollar with the comp. The confidence in the business, listen, we renovated 585 stores last year. As we’ve said before, only 200 and change of those were the H2s. What the H2 has changed is really the footsteps into those stores. And that’s what gives us confidence in the model across the demographics, locations, competitive sets, the ability – what our technology has allowed us to do now, to be able to put Dollar Tree product easily into the Family Dollar stores. That’s what gives me confidence. But the comp for the fourth quarter was really all boats rising. It’s the things that we’re doing every day at Family Dollar to drive the business. So it was a good Q4. And what I was pleased with was the important December timeframe where we invested in categories, toys; like a lot of folks did, we had a strong toy category season. The consumables, which we’ve always talked about being the bellwether of what we try to track like what our customers need most, are doing well. So what’s ahead of us are more H2s. And it changes the foot traffic because it’s more of what our customers need across the categories. And while the previous renovated stores are doing okay, what the H2 stores delivered are higher footsteps, a modest increase in basket, but it’s really about our customers coming in and gaining – shopping more of the aisles and seeing more of the categories and more of the dollar price points, along with some of what we’re doing with the Wow tables and queuing line. So it’s a nice combination to drive in the customer with what she needs and what she wants, and reflects a lot of the impact that we can do over the years that we’ve seen with Dollar Tree on seasons, and now you have the ability to spread out that price point. For the multi-price point, here’s how I’d like you all to think about it. Listen, we have an ability now to easily get into some product that our Family Dollar merchant team buys. We’re over together in the same factories. When we travel to Asia, we work in the same office. That’s really where the rubber hits the road in terms of identifying these Wow items. And so when I think about how are we going to test a multi-price item, what’s it mean at Dollar Tree when we’ve done it before? Well, www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 12 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ here’s an opportunity to select items, especially around high-value items that we see when we’re together on import trips, as something different, that would complement Dollar Tree. And with success in this, well, listen, let’s protect the brand. Dollar Tree to me is so unique, it cuts through, it clarifies for our customers. I’ve received plenty of letters of emails from customers that tell us exactly that. It doesn’t mean we shouldn’t test though, and we’re going to go into this with the thought that, listen, why now? Because why wouldn’t we do it now, we’ve always been a company that tests and learn, and we’re open to ideas and good ideas that work. And success for this is adding to the brand and developing something that our customers still say, I go to Dollar Tree because of that Wow factor. And listen, the customers will tell us exactly what it is they see, feel, we’ll be all over this thing as we test to learn as we go forward. <Q – Chuck Grom – Gordon Haskett Research Advisors>: Great. Thanks, Gary. Operator: Our next question comes from Paul Trussell with Deutsche Bank. <Q – Paul Trussell – Deutsche Bank>: Good morning. I wanted to first ask maybe for a little bit more color on the guidance. Maybe in particular as we look at the first quarter, could you help us better understand what you are assuming from a SNAP headwind, given the pull-forward in timing along with assumptions around the initiative-related costs? Should we see continued markdowns, deleverage on occupancy? Just maybe hold our hands a bit more there, Kevin. Thanks. <A – Kevin Wampler – Dollar Tree, Inc.>: Good morning, Paul. As we work through the plan, put our guidance together, again, the biggest differential year-over-year is obviously the initiatives and the pace of the initiatives and the costs, not just the number of projects but, as we’ve said, we now have the store closures as well as the store support center consolidation for those costs as well. But as we’ve said, the costs that we called out, really, 75% being incurred in the first half roughly as we look at it today. And again, I would tell you of that, it’s really a one-third, two-third type of situation between the first quarter and the second quarter, because as I said, second quarter gets impacted much more just based upon the timing of various aspects of that. And so what do you see? You do see basically, you do see the effect of some additional markdowns as we go through the renovations, right? We basically have to move some inventory. There are some things that we discontinue to make room for the $1.00 products. So to your point, markdowns will continue to be a big piece of that. The other thing you see from a cost perspective is labor. The other piece of this is we have to have teams that go across the company and do these resets, and so they have that as well as their travel and things like that. So those are a couple of the big buckets of costs. And so I think that’s important. And then obviously, this past year we had the reinvestment in labor again, so that was a – we’ll call that a onetime investment. But again, as we know, states continue to increase their minimum wage, so we’ll see some pressure from that as well. As far as SNAP, we did see a benefit in January from the movement of February SNAP to about January 20. And I think we – our calculation would tell you is about a 30 basis point – roughly, 30 basis point benefit to the quarter for Family Dollar. And I think that’s pretty much in line with what you’ve heard probably from some other retailers as well. But again, I think what our viewpoint is, is we’ll go forward. And we have a late Easter, which we think that is beneficial. It’s a little more beneficial typically to Dollar Tree than Family Dollar, but it is typically a good timeframe when we get that late Easter, and get that warmer weather and get people into the stores and kind of broaden the product that’s there for them to look at. So those are just some of the background, some of the color we’ve got going on in Q1, Q2 as we go forward. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 13 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ <Q – Paul Trussell – Deutsche Bank>: Thanks. And my quick follow-up is just around store plans. You have an aggressive plan in place around 1,000 – at least 1,000 remodels this year, but you mentioned in the press release that that might accelerate further over the following year. So maybe just touch base on how we should think about what percent of the total fleet could ultimately get this remodel, and how does that impact your thought process around opening up new doors and still being a square footage growth story. Thanks. <A – Gary Philbin – Dollar Tree, Inc.>: Hey, Paul. Gary. I think you’re exactly right. We called out 1,000 in the cadence this year and why the impact is in the first half. I want to get these things done no later than somewhere in Q3. And if we can end up doing more of them, we’ll try to do that. But the 1,000 is based on us getting it done primarily in the first half. [ph] A little bit going to (55:34) Q3, but we need to get more stores behind us. And I would – we’re not ready to call on capital next year, but certainly I can see 1,000 next year as well. We are touching a lot of stores, not just Family Dollar, but Dollar Tree stores too, which we haven’t talked much about. But with our Snack Zone delivering a nice comp in the stores that we’re putting that in, we’re touching 1,000 Dollar Tree stores too to drive top line business and bottom line performance. So we have a lot of human capital extended this year, and my sense as we go into the out-years, we’ll start to ramp up store count at Family Dollar because we’re going to like this H2. And not just because of performance, it will also help what we do on our comps as we get more new stores behind us. So I would see not ready to declare 2020, but I would say it’s going to be a similar renovation count and I’m going to see some additional new stores as we look out into 2020 to say that’s the growth factor in places our Family Dollar stores perhaps have been most challenged. And let’s put an H2 store in some of the greenfield areas that we can grow the business. So this is a business that we’re focused on. We’re going to fix it, we’re going to grow it. And that’s what this initiative is all about. <Q – Paul Trussell – Deutsche Bank>: Thanks. Best of luck. Operator: Our last question comes from Kelly Bania with BMO Capital. <Q – Kelly Bania – BMO Capital Markets (United States)>: Hi. Good morning. Thanks for fitting me in. First, just wanted to ask on the cost of the H2 remodels. I believe the prior remodels were around $100,000 to $150,000. I’m wondering if that’s gone up with the incremental lift there? And then just had another follow-up as well. <A – Kevin Wampler – Dollar Tree, Inc.>: No, the costs, again, I think we spoke to this last quarter is really – kind of ranges between $100,000 to $150,000. And again, the variables affecting that are the number of freezer/coolers we may be adding as well as, in some cases, if it’s an older store, there may be some deferred maintenance that we’re also addressing as well as we go through the process. So that’s still our general range on a cost basis. <Q – Kelly Bania – BMO Capital Markets (United States)>: Perfect. And then just another one, I guess, on the multi-price point test. Maybe just can you remind us what you have found in the past as you have test these, what you did and didn’t like, and what you’re specifically looking for this time, and how long you expect to do this test? Thank you. <A – Gary Philbin – Dollar Tree, Inc.>: Well, Kelly, you’re probably asking more than I can answer, but I would say what we saw in both [ph] Oops (58:33) in Dollar Tree, remember, Deals was a single price-point banner and then we converted it to some multi-price, in fact, we took some Dollar Trees along the way and added that to a Dollar Tree Deals format. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 14 corrected transcript

Dollar Tree, Inc. DLTR Q4 2018 Earnings Call Mar. 6, 2019 Company▲ Ticker▲ Event Type▲ Date▲ So what’s the takeaway? Our customers are very loyal to what Dollar Tree represents. We all know that. It’s a brand. It’s not just price and item. It’s a brand that they can count on as they walk through the door. And so between what we marketed, how we showed it in-store, the categories that we put it in, how our customers shop different categories and adjacencies, those are all the things that we captured with the other tests that gave us insight. And as we go into this, we take some of those learnings to say, let’s be as smart as we can, what we’re trying to achieve in terms of success. And I can’t put a timeline on it for you. I mean this is a test and learn. You do something. You tweak it. You change it. So that’s just been really the discipline we bring to it to make sure we understand what is it we’re doing, what’s our customer see. And quite frankly, the customer research, at the end of the day, tells us what our customer sees on this. So more to come. We’ll go into this with eyes wide open, based on what we’ve done in the past, and do it in a very disciplined, logical way. <Q – Kelly Bania – BMO Capital Markets (United States)>: Thank you. Operator: Thank you, everyone. This concludes today’s question-and-answer session. I will now turn the conference back over to Mr. Randy Guiler. Randy Guiler, Vice President-Investor Relations, Dollar Tree, Inc. Thank you, Britney, and thank you for joining us for today’s call and for your continued interest in Dollar Tree and Family Dollar. Our next quarterly earnings conference call to discuss Q1 results is tentatively scheduled for Thursday, May 30, 2019. Thank you and have a good day. Operator: Thank you, everyone. This concludes today’s teleconference. You may now disconnect. Disclaimer The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein. THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF. The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2019. CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved. www.CallStreet.com • 212-849-4070 • Copyright © 2001-2019 CallStreet 15 corrected transcript